Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333- 224380) of Genesis Energy, L.P. and subsidiaries,

(2)	Registration Statement (Form S-3 No. 333-219710) of Genesis Energy, L.P. and subsidiaries,

(3)	Registration Statement (Form S-3 No. 333- 232439) of Genesis Energy, L.P.,

(4)	Registration Statement (Form S-3 No. 333-173337) of Genesis Energy, L.P., and

(5)	Registration Statement (Form S-3 No. 333-150239) of Genesis Energy, L.P.

of Genesis Energy, L.P. of our report dated February 28, 2019 (except for the change in presentation of guarantor and non-guarantor subsidiaries in the condensed consolidating financial information in Note 25 to the consolidated financial statements, as to which the date is December 19, 2019), with respect to the consolidated financial statements of Genesis Energy, L.P. and our report dated February 28, 2019, with respect to the effectiveness of internal control over financial reporting of Genesis Energy, L.P. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Houston, Texas
December 19, 2019